UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Dr., Suite 200

 San Diego, CA 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

DelMar Pharmaceuticals, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed by DelMar Pharmaceuticals, Inc., a Nevada corporation (“DelMar”), with the Securities and Exchange Commission (the “SEC”) on June 10, 2020, DelMar entered into an Agreement and Plan of Merger and Reorganization, dated as of June 9, 2020, by and among Adgero Acquisition Corp., a wholly-owned subsidiary of DelMar incorporated in the State of Delaware (“Merger Sub”), and Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (“Adgero”), pursuant to which Merger Sub will merge with and into Adgero, with Adgero surviving the merger and becoming a direct, wholly-owned subsidiary of DelMar.

On August 19, 2020, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Adgero (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased and Adgero continued its existence under Delaware law as the surviving corporation in the Merger and a wholly-owned subsidiary of DelMar.

As a result of the Merger, each issued and outstanding share of Adgero common stock, par value $0.0001 per share (the “Adgero Common Stock”) (other than treasury shares held by Adgero), was converted automatically into the right to receive 1.5740 shares (the “Exchange Ratio”) of DelMar’s common stock, par value $0.001 per share (the “Common Stock”), and cash in lieu of any fractional shares. Also, at the Effective Time, each outstanding warrant to purchase Adgero Common Stock was converted into a warrant exercisable for that number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Adgero Common Stock for which such warrant was exercisable and (y) the Exchange Ratio.

Immediately following the Merger, DelMar changed its name to “Kintara Therapeutics, Inc.” (“Kintara”).

Unless the context otherwise requires, references herein to “we,” “us,” “our,” and the “Company” refer to Kintara (formerly DelMar) and its subsidiaries.

As a condition to the closing of the Merger, the Company conducted a private placement offering through a placement agent for shares of its newly designated convertible preferred stock (the “Investment Shares”), at a purchase price of $1,000 per share (the “Private Placement”), pursuant to which the Company was required to sell an aggregate of a minimum of 10,000 Investment Shares, for an aggregate purchase price of at least $10 million. The Company has the right to sell up to 20,000 Investment Shares, for an aggregate purchase price of $20 million, with an option to sell an additional 10,000 Investment Shares, for an aggregate amount of $30 million.

The Investment Shares will be convertible into a number of shares of Common Stock based on the respective conversion price, which will be determined at the time of each round of the Private Placement.  The Investment Shares may be issued in multiple classes of Series C Preferred Stock. Each class of Series C Preferred Stock shall have identical terms, except for the conversion price of the particular class of Series C Preferred Stock, which conversion price shall be determined in accordance with Nasdaq Listing Rule 5635(d) and equal to the lesser of (i) the closing price of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) on the date immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Investment Shares are issued or (ii) the average closing price of the Common Stock on Nasdaq for the five trading days immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Investment Shares are issued, rounded up to the nearest whole cent (the “Conversion Price”). The Investment Shares accrue dividends and have the other terms as described under Item 5.03.

In connection with the Private Placement, the placement agent is entitled to receive warrants exercisable for Investment Shares in an amount equal to ten percent of the number of Investment Shares sold in the Private Placement. In addition, at each closing of the Private Placement, the placement agent is entitled to a cash fee equal to 10% of the gross proceeds from the sale of the Investment Shares consummated at such closing, and a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Investment Shares sold at such closing.

Item 1.01 Entry into a Material Definitive Agreement

On August 17, 2020, the Company entered into definitive agreements with certain accredited investors (the “Investors”) in the Private Placement with respect to the sale of an aggregate of 19,587 shares (the “Shares”) of the Company’s Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), at a purchase price of $1,000 per Share, pursuant to the terms of separate Subscription Agreements (the “Subscription Agreements”) entered into by and among the Company and the Investors. The Series C-1 Preferred Stock is convertible at a price of $1.16 per share, for an aggregate of 16,885,345 shares of Common Stock.

The Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of shares of Common Stock issuable (i) upon conversion of the Series C-1 Preferred Stock and (ii) as dividends payable on the Series C-1 Preferred Stock, within sixty days after the date of the final closing of the Private Placement.

In connection with the Private Placement, the Company entered into a Placement Agency Agreement, (the “Placement Agency Agreement”), with Aegis Capital Corp., which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Private Placement. Pursuant to the terms of the Placement Agency Agreement, in connection with the initial closing of the Private Placement, the Company paid the Placement Agent an aggregate cash fee of $1,958,700, a non-accountable expense allowance of $487,610 and will issue to the Placement Agent or its designees warrants to purchase 1,959 shares of Series C-1 Preferred Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $1,000 per share, provide for a cashless exercise feature and are exercisable for a period of four years from the date of the initial closing of the Private Placement. The Series C-1 Preferred Stock issuable upon exercise of the Placement Agent Warrants will be convertible into shares of Common Stock (the “Placement Agent Warrant Shares”) and will be entitled to the same dividend rights as the outstanding Series C-1 Preferred Stock. In addition, and as compensation for advisory services rendered in connection with the Merger, the Company issued 571,951 shares of Common Stock to the Placement Agent.

The Subscription Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing descriptions of the Subscription Agreements, the Registration Rights Agreement and the Placement Agency Agreement, are qualified by reference to the full text of these documents. Copies of the form of Subscription Agreement, the form of Registration Rights Agreement and the Placement Agency Agreement each are filed herewith as Exhibits 10.5, 10.3, and 10.4 and incorporated herein by reference.

In connection with the pricing of the Private Placement for the Series C-1 Preferred Stock, the Company issued a press release on August 18, 2020, a copy of which is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of Merger

As described above, on August 19 2020, DelMar and Adgero completed their previously announced Merger. As a result of the Merger, Adgero became a wholly-owned subsidiary of DelMar. At the Effective Time, each issued and outstanding share of Adgero Common Stock was automatically converted into the right to receive 1.5470 shares of Common Stock, for an aggregate of 11,439,014 shares of Common Stock. Immediately following the Effective Time, DelMar filed a certificate of amendment to its articles of incorporation to change its name to Kintara Therapeutics, Inc.

Pursuant to terms of the Merger Agreement, each outstanding warrant to purchase Adgero Common Stock was assumed by the Company and converted into a warrant (the “Replacement Warrants”) exercisable for that number of shares of Common Stock equal to the product of (i) the aggregate number of shares of Adgero Common Stock for which such warrant was exercisable and (ii) the Exchange Ratio (rounded down to the nearest whole share), for an aggregate of Replacement Warrants to purchase up to an aggregate of 2,313,908 shares of Common Stock. All outstanding Adgero stock options, whether vested or unvested, that had not been exercised were cancelled for no consideration.

The shares of Common Stock issued to the former stockholders of Adgero, and the shares of Common Stock issuable upon the exercise of the Replacement Warrants were registered with the SEC on a Registration Statement on Form S-4 (File No. 333-239215), as amended (the “Registration Statement”).

The Common Stock is listed on the Nasdaq Capital Market and previously traded through the close of business on August 19, 2020 under the ticker symbol “DMPI” and commenced trading on the Nasdaq Capital Market under the ticker symbol “KTRA” on August 20, 2020.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2020, which is incorporated herein by reference.

In connection with the closing of the Merger, the Company issued a press release on August 20, 2020, a copy of which is attached hereto as Exhibit 99.2.

Item 3.01

Nasdaq Compliance

As previously disclosed, on September 26, 2019, the Company received a letter from Nasdaq notifying the Company that it did not comply with the minimum $1.00 per share bid price requirement for continued listing over the previous consecutive 30 days, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). On March 25, 2020, the Company received a written notice from Nasdaq confirming the Company’s eligibility for continued listing of its Common Stock on Nasdaq pursuant to an additional 180 calendar day extension through September 21, 2020. On April 20, 2020, the Company received a written notice from Nasdaq stating that, in response to the COVID-19 pandemic and related market conditions, Nasdaq had filed a rule change with the SEC to suspend the compliance period for the minimum closing bid price requirement from April 16, 2020 through June 30, 2020. As a result, the Company had until December 7, 2020 to regain compliance.

On August 18, 2020, the Company received notification from Nasdaq that the closing bid price of the Company’s Common Stock has been at $1.00 per share or greater for ten consecutive business days. Accordingly, the Company had regained compliance with the Minimum Bid Price Requirement.

In connection with receipt of this notice, the Company issued a press release on August 21, 2020, a copy of which is attached hereto as Exhibit 99.3.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Private Placement is incorporated by reference into this Item 3.02.

The securities issued in the Private Placement, the Placement Agent Warrants and Placement Agent Warrant Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders

As previously disclosed, at a special meeting of the Company’s stockholders held on August 14, 2020, the Company’s stockholders approved an amendment to the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) to change the corporate name of the Company from “DelMar Pharmaceuticals, Inc.” to “Kintara Therapeutics, Inc.” (the “Name Change”).

On August 19, 2020, immediately after the Effective Time, the Company filed an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to effect the Name Change, which changed the Company’s name from “DelMar Pharmaceuticals, Inc.” to “Kintara Therapeutics, Inc.” The Name Change did not alter the voting powers or relative rights of the Common Stock.

On August 20, 2020, the trading symbol on the Nasdaq Capital Market for the Common Stock was changed from “DMPI” to “KTRA” solely to reflect the Name Change.

The foregoing description of the Name Change does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Executive Officers and Directors

Effective on August 19, 2020, upon consummation of the Merger, Lynda Cranston and Napoleone Ferrara resigned from the Board of Directors (the “Board”) of the Company and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

Upon consummation of the Merger, Messrs John Liatos and Keith Murphy were appointed to the Board.

John Liatos. Mr. Liatos (52) has served as Adgero’s interim Chief Executive Officer since April 2018, Chief Financial Officer since October 11, 2017 and a director of Adgero since April 2020. Mr. Liatos has over 20 years of financial and operational experience in the private equity and venture capital industries. Since 2008, Mr. Liatos has served as Co-Founding Partner at Aceras BioMedical, LLC, an investment vehicle focused on forming and managing new companies to acquire and develop pre-commercial stage biomedical assets. While at Aceras BioMedical, LLC, Mr. Liatos was involved in the overall formation and business strategy of the Aceras BioMedical, LLC portfolio companies, including functioning as interim Chief Financial Officer and Chief Operations Officer through the first twelve to eighteen months of operations for such portfolio companies. From 2005 to 2008, Mr. Liatos served as Chief Financial Officer to Paramount Biosciences, LLC, a drug development and biotechnology investment firm. From 1997 to 2005, Mr. Liatos worked as a Senior Associate for Gefinor USA, Inc., a private equity firm. From 1995 to 1997, Mr. Liatos worked as a Senior Associate at RJR Nabisco, Inc. in Financial Reporting and Consolidations. From 1992 to 1995, Mr. Liatos served as an auditor for Richard A. Eisner & Company, LLP. Mr. Liatos earned a B.S. in Business Administration from the Citadel. Mr. Liatos’ business executive knowledge and experience qualify him to serve on the combined company’s board of directors.

Except with respect to the Liatos Assignment described below, there are no transactions between Mr. Liatos and the Company that would be reportable under Item 404(a) of Regulation S-K.

Keith Murphy (48) has served as a director of Adgero since August 2017. Mr. Murphy is Chairman, CEO and a founder of Viscient Bio, Inc., a biotech therapeutics company at the forefront of 3D human tissue disease modeling. Mr. Murphy previously was a founder and Chairman Emeritus of and served as the President, Chief Executive Officer of Organovo Holdings, Inc. from July 2007 through April 2017 and served as the Chairman of the Board from July 2007 through August 2017. Mr. Murphy previously served at Alkermes, Inc. (NASDAQ: ALKS), a biotechnology company, from July 1993 to July 1997, where he played a role on the development team for their first approved product, Nutropin (hGH) Depot. He moved to Amgen, Inc. (NASDAQ: AMGN) from August 1997 through July 2007. At Amgen, he held roles of increasing responsibility including Global Operations Leader for the osteoporosis/bone cancer drug Prolia/Xgeva (denosumab), the development of which involved several indications across multiple global Phase 3 studies. He holds a BS in Chemical Engineering from the Massachusetts Institute of Technology and is an alumnus of the UCLA Anderson School of Management. He sits on the Board of the California Life Sciences Association (CLSA).

There are no transactions between Mr. Murphy and the Company that would be reportable under Item 404(a) of Regulation S-K.

Assignment of Employment Agreements

On August 19, 2020, upon the Effective Time of the Merger, the Company entered into an Assignment of Employment Agreement with John Liatos (the “Liatos Assignment”), pursuant to which the Company agreed to assume all of the rights and obligations under Mr. Liatos prior employment agreement with Adgero, dated as of March 2018 (the “Prior Liatos Agreement”).

Pursuant to the Prior Liatos Agreement, Mr. Liatos receives a base salary of $320,000 annually, subject to adjustments in the discretion of the board of directors and/or compensation committee. In addition, Mr. Liatos is eligible to receive an annual bonus, which is targeted at up to 35% of his base salary but which may be adjusted by the board of directors and/or compensation committee, based on his individual performance and the Company’s performance as a whole. The Prior Liatos Agreement did not provide a specified term of employment. Pursuant to the terms of the Prior Liatos Agreement, Mr. Liatos is eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Company’s board of directors or compensation committee, in their discretion. The Liatos Employment Agreement provides for accelerated vesting of all unvested equity awards granted to Mr. Liatos upon certain terminations of employment following a change in control (as defined in the Prior Liatos Agreement). If the Company terminates Mr. Liatos’s employment without cause (as defined in the Prior Liatos Agreement) or Mr. Liatos terminates his employment for good reason (as defined in the Prior Liatos Agreement), the Company is required to provide him severance, provided his termination date is at least six months after he began employment with the Company, including: (i) continued payments of eight (8) months of his annual base salary, paid in installments in accordance with the Company’s regular payroll practices; (ii) reimbursement of healthcare continuation payments under Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of eight (8) months; and (iii) an additional six (6) months of service vesting credit for each of his stock options outstanding at the time of his termination, and all of his vested options will remain exercisable for up to a twelve (12) month period measured from his termination date (or earlier expiration of the options term). Notwithstanding the foregoing, Mr. Liatos’s post-employment healthcare coverage payments as described herein will cease at such time as Mr. Liatos becomes otherwise eligible to obtain alternative healthcare coverage from a new employer if such event occurs prior to the expiration of his receipt of such benefit. Mr. Liatos’s severance benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Section 4999 of the Code in connection with any change in control of us or his subsequent termination of employment. Mr. Liatos is also subject to non-compete and non-solicitation provisions, which will apply during the term of his employment and for a period of twelve (12) months following termination of his employment.

The terms of Mr. Liatos employment with the Company are identical to the terms of the Prior Liatos Agreement except that Mr. Liatos title will be Senior Vice President, Business Development of the Company and Mr. Liatos will work remotely.

The foregoing description of the Prior Liatos Assignment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Liatos Assignment which is filed herewith as Exhibit 10.1, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Series C-1 Preferred Stock

As described above, in connection with the consummation of the Merger, the Company completed the initial closing of the Private Placement, and on August 19, 2020 the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada that became effective immediately. Pursuant to the Certificate of Designation, the Company designated 22,000 shares of the Company’s previously undesignated preferred stock as Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”). Each class of Series C Preferred Stock issued in the Private Placement shall have identical terms, except for the Conversion Price of the particular class of Series C Preferred Stock. The Series C-1 Preferred Stock has a conversion price of $1.16 per share and otherwise has the terms as set forth below.

Dividends. The Series C Preferred Stock will be entitled to receive dividends, payable in shares of Common Stock at a rate of 10%, 15%, 20% and 25% of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, on the 12th, 24th, 36th and 48th month, anniversary of the initial closing of the Private Placement which occurred on August 19, 2020. Dividends will be payable in shares of Common Stock and will only be payable to those holders that continue to hold the Series C Preferred Stock on the respective anniversary dates of August 19, 2020. The Dividends set forth above shall be accelerated and paid (to the extent not previously paid) upon the consummation of a Fundamental Transaction (as defined in the Certificate of Designation) and upon the Mandatory Conversion Date (as defined in the Certificate of Designation), to the extent accrued as of the Mandatory Conversion Date and not previously paid as of such date. In addition, each holder of Series C Preferred Stock will be entitled to receive dividends equal, on an as-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.

Rank. The Series C Preferred Stock will rank on parity with the shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series C Preferred Stock, together with the Series A Preferred Stock and Series B Preferred Stock, will be entitled to receive distributions out of the Company’s assets in an amount per share equal to $1,000 with respect to the Series C Preferred Stock (and $1.00 and $8.00 per share, respectively, for the Series A Preferred Stock and Series B Preferred Stock) plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Conversion. Upon the earlier of (i) the four year anniversary of the initial closing of the Private Placement which occurred on August 19, 2020 or (ii) the consent to conversion by holders of at least 50.1% of all of the then-outstanding shares of Series C Preferred Stock, without any action on the part of the holder, each share of Series C Preferred Stock will automatically convert into shares of Common Stock at the Conversion Price. In addition, each share of Series C Preferred Stock will be convertible, at any time and from time to time at the option of the holder, into that number of shares of Common Stock at the Conversion Price, subject to adjustment. The Conversion Price of the Series C Preferred Stock, will equal the lesser of (i) the closing price of the Common Stock on Nasdaq on the date immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Series C Preferred Stock is issued or (ii) the average closing price of the Common Stock on Nasdaq for the five trading days immediately preceding the signing of the applicable binding agreements for the applicable round of the Private Placement for which the Series C Preferred Stock is issued, subject to adjustment.

Conversion Price Adjustment:

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of Common Stock on shares of Common Stock or any other common stock equivalents, subdivide or combine outstanding Common Stock, or reclassify Common Stock, the Conversion Price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Fundamental Transaction. If we effect a fundamental transaction, then upon any subsequent conversion of Series C Preferred Stock, the holder thereof shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of Common Stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock into which Series C Preferred Stock is convertible immediately prior to such fundamental transaction. A fundamental transaction means: (i) a merger or consolidation with or into another entity, (ii) any sale of all or substantially all of our assets in one transaction or a series of related transactions, or (iii) any reclassification of Common Stock or any compulsory share exchange by which Common Stock is effectively converted into or exchanged for other securities, cash or property.

Voting Rights. Except as otherwise provided in the certificate of designation or required by law, Series C Preferred Stock shall have no separate class voting rights. The certificate of designation provides that each share of Series C Preferred Stock will entitle its holder to vote with the Common Stock on an as-converted basis. Notwithstanding certain protections in the certificate of designation, Nevada law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series C Preferred Stock generally will be entitled to vote as a class upon a proposed amendment to the Company’s Articles of Incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series C Preferred Stock;

●	increase or decrease the par value of the shares of Series C Preferred Stock;

●	authorize or issue an additional class or series of capital stock that ranks senior to the Series C Preferred Stock with respect to dividends, redemption or distribution of assets upon liquidation, dissolution or winding up of the Company or entering into any agreement with respect to the foregoing; or

●	alter or change the powers, preferences, or special rights of the shares of Series C Preferred Stock so as to affect them adversely.

Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series C Preferred Stock. Rather, we will round up to the next whole share.

The foregoing description of the terms of the Series C-1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Designation that which is filed herewith as Exhibit 3.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Exhibit
2.1*	Agreement and Plan of Merger and Reorganization, dated June 9, 2020, by and among DelMar Pharmaceuticals, Inc., Adgero Acquisition Corp. and Adgero Biopharmaceuticals Holdings, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on June 10, 2020, and incorporated herein by reference)
3.1	Amendment to Articles of Incorporation of the Company related to the Name Change
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Preferred Stock.
10.1	Amended and Restated Employment Agreement, dated as of March 1, 2018, by and among Adgero Biopharmaceuticals Holdings, Inc. and John Liatos (incorporated by reference to Exhibit 10.36 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 2, 2020).
10.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.43 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 2, 2020)
10.4	Placement Agency Agreement, dated as of June 24, 2020, by and among DelMar Pharmaceuticals, Inc. and Aegis Capital Corp.
10.5	Form of Subscription Agreement
99.1	Press Release dated August 18, 2020
99.2	Press Release dated August 20, 2020
99.3	Press Release dated August 21, 2020

*Schedule have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kintara Therapeutics, Inc.
a Nevada corporation
(Registrant)

Date: August 21, 2020	By:	/s/ Scott Praill
	Name:	Scott Praill
	Title:	Chief Financial Officer